Exhibit 99.1
Zions Bancorporation
MEMORANDUM

To:   Zions Bancorporation Directors and Executive Officers

From:  Connie Linardakis
    EVP and Chief Human Resources Officer

Date:  June 2, 2006

Subject: Blackout Period for Zions Bancorporation Common Shares

From June 19, 2006 through the week of July 16, 2006, you will be prohibited from purchasing, selling or otherwise acquiring, transferring or exercising Zions Bancorporation common shares or related equity securities, such as options, if you acquired such security in connection with your service to or employment with Zions Bancorporation. As explained in more detail below, this prohibition is imposed by Section 306 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the Securities and Exchange Commission commonly referred to as Regulation BTR (Blackout Trading Restriction).

Section 306(a) of the Sarbanes-Oxley Act prohibits directors and executive officers of an issuer from trading in the issuer’s equity securities during any period during which employees are unable to purchase or sell issuer equity securities held in 401(k) or similar plans. This period is commonly referred to as a “blackout period.” A blackout period is usually imposed for administrative reasons such as changes in plan record keepers, introduction of new investment alternatives or business combinations.

The Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan (the “Plan”) is changing its record keeper and fund manager to Fidelity Investments. As a result of this change, from June 19, 2006 through the week of July 16, 2006, the record keepers require certain Plan activity to cease so that assets and account balances may be properly transferred. During this blackout period, Plan participants will be unable to change current investment elections, reallocate account balances, obtain or repay loans, obtain distributions from the Plan (including hardship withdrawals), or change future contribution rates. Under these circumstances, because Zions Bancorporation common shares are an investment option under the Plan, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, directors and executive officers are prohibited from trading in Zions Bancorporation common shares or related equity securities acquired in connection with service to or employment with Zions Bancorporation.

Please note the following:

•	“Equity securities” is defined broadly to include Zions Bancorporation’s common stock, options, and other derivatives.

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Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

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Among other things, these rules prohibit exercising options granted to you in connection with your services as a director or executive officer, selling Zions Bancorporation stock acquired pursuant to such options, and selling Zions Bancorporation stock originally received as a restricted stock grant.

•	Exemptions from these rules generally apply for purchases or sales under Rule 10b-5 plans, dividend reinvestment plans, sales required by law, and certain other “automatic” transactions.

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Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

These rules apply in addition to the trading restrictions under the Zions Bancorporation’s Insider Trading Policy for Directors and Executive Officers. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties. Because of the complexity of these rules and the severity of the penalties and other remedies, please contact Clark Hinckley (801-524-4985) or Thom Laursen (801-844-8502) before engaging in any transaction involving the Company’s equity securities during the blackout period.

If you have any other questions or would like updated information on the actual ending date of the blackout period, please feel free to contact Diana Andersen at 801-844-7608 or at One South Main, Suite 600, Salt Lake City, Utah 84111.